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                                                                   EXHIBIT 4.1
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                          REGISTRATION RIGHTS AGREEMENT



                            Dated as of May 15, 2003



                                  by and among



                           NORSKE SKOG CANADA LIMITED

                                       and

               THE GUARANTORS listed on the signature page herein

                                       and

                              MERRILL LYNCH & CO.,

                      MERRILL LYNCH, PIERCE, FENNER &SMITH
                                  INCORPORATED,

                                       and



        THE OTHER INITIAL PURCHASERS listed on the signature page herein




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                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of May 15, 2003 by and among Norske Skog Canada Limited, a Canadian corporation (the "COMPANY"), certain of its subsidiaries listed on the signature pages herein, (the "GUARANTORS" and, together with the Company, the "ISSUERS") Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Initial Purchasers named in Schedule A (collectively, the "INITIAL PURCHASERS") of the Purchase Agreement (as defined below), for whom Merrill Lynch, RBC Dominion Securities Corporation and Scotia Capital (USA) Inc. are acting as representatives (in such capacity, the "REPRESENTATIVES").

                  This Agreement is made pursuant to the Purchase Agreement dated as of May 8, 2003 by and among the Company, the Guarantors and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for, among other things, the sale by the Company to the Initial Purchasers of an aggregate of U.S.$150,000,000 principal amount of the Company's 8-5/8% Series C Senior Notes due 2011 (the "NOTES") which are to be unconditionally guaranteed by the Guarantors on a senior basis (the "GUARANTEE" and, together with the Notes, the "SECURITIES") as described in the Purchase Agreement. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "ADDITIONAL AMOUNTS" shall have the meaning set forth in the Indenture.

                  "ADDITIONAL INTEREST" shall have the meaning set forth in
         Section 2(e)(i) hereof.

                  "ADVICE" shall have the meaning set forth in Section 3(i) hereof.

                  "APPLICABLE PERIOD" shall have the meaning set forth in
         Section 3(s) hereof.

                  "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Vancouver, Canada are required to be closed.

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                  "CANADIAN SECURITIES LAWS" shall have the meaning set forth in
         Section 3(r) hereof.

                   "COMPANY" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

                  "CT" shall mean CT Corporation System, a Delaware corporation.

                  "DEPOSITARY" shall mean The Depository Trust Company or any other depositary appointed by the Company; PROVIDED, HOWEVER, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "EFFECTIVENESS PERIOD" shall have the meaning set forth in
         Section 2(b)(ii) hereof.

                  "EFFECTIVENESS TARGET DATE" shall have the meaning set forth in Section 2(e)(i) hereof.

                  "EVENT DATE" shall have the meaning set forth in Section 2(e)(ii) hereof.

                  "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OFFER" shall mean the exchange offer by the Issuers of Exchange Securities for Securities pursuant to Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

                  "EXCHANGE PERIOD" shall have the meaning set forth in Section 2(a)(ii) hereof.

                  "EXCHANGE SECURITIES" shall mean the 8-5/8% Senior Notes due 2011, issued by the Issuers pursuant to and entitled to the benefits of, the Indenture (which shall be qualified under the TIA) and registered pursuant to an effective Registration Statement under the Securities Act, to be offered to (1) Holders of Securities in exchange for Securities and (2) holders of the 2001 Notes in exchange for the 2001 Notes pursuant to the Exchange Offer, which shall be identical to such Securities (except that

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         (i) interest thereon shall accrue from the last date on which interest was paid on the 2001 Notes and (ii) the transfer restrictions thereon shall be eliminated).

                  "GUARANTORS" shall have the meaning set forth in the preamble to this Agreement and also includes their successors and permitted assigns.

                  "HOLDER" shall mean each of the Initial Purchasers, for so long as they own any Transfer Restricted Securities, each successor, assign or transferee of an Initial Purchaser who becomes a registered owner of Transfer Restricted Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

                  "INDENTURE" shall mean the Indenture relating to the Securities dated as of May 15, 2003 among the Issuers and Wells Fargo Bank Minnesota, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "INITIAL PURCHASERS" shall have the meaning set forth in the preamble to this Agreement.

                  "INSPECTORS" shall have the meaning set forth in Section 3(m) hereof.

                  "ISSUE DATE" shall mean the date on which the Securities are originally issued.

                  "ISSUERS" shall have the meaning set forth in the preamble to this Agreement.

                  "MAJORITY HOLDERS" shall mean, subject to Section 7(m), the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "PARTICIPATING BROKER-DEALER" shall mean any of the Initial Purchasers or other broker-dealer that holds Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Exchange Securities to be received in the Exchange Offer.

                  "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

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                  "PRIVATE EXCHANGE" shall have the meaning set forth in Section
         2(a)(iii) hereof.

                  "PRIVATE EXCHANGE SECURITIES" shall have the meaning set forth in Section 2(a)(iii) hereof.

                  "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

                  "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

                  "RECORDS" shall have the meaning set forth in Section 3(m) hereof.

                  "REGISTRATION DEFAULT" shall have the meaning set forth in
         Section 2(e)(i).

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all applicable SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Holder that is an Initial Purchaser in connection with blue sky qualification of any of the Exchange Securities or Transfer Restricted Securities) and compliance with the rules of the NASD, (iii) all applicable expenses incurred by the Issuers in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Issuers and of the independent certified public accountants of the Issuers, including the expenses of any "cold comfort" letters required by or incident to such performance or compliance with this Agreement, (v) the fees and expenses of the Trustee, and any exchange agent or custodian,
         (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Securities on any securities exchange or exchanges, if the Company, in its discretion, elects to make any such listing, (vii) all rating agency fees, if any, (viii) the reasonable fees and expenses of one counsel up to $75,000, if any, designated in writing by the Majority Holders to act as counsel for the Holders of the Transfer Restricted Securities in connection with a Shelf Registration Statement and (ix) any fees and disbursements to be paid by the Issuers or sellers of securities and the fees

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         and expenses of any special experts retained by the Issuers in connection with any Shelf Registration Statement; but excluding fees of counsel to the Holders (other than as set forth in (ii) and (viii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

                  "REGISTRATION STATEMENT" shall mean any registration statement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement) of the Issuers which covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "REPRESENTATIVE" shall have the meaning set forth in the preamble to this Agreement.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SECURITIES" shall have the meaning set forth in the preamble to this Agreement.

                  "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

                  "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(b) hereof.

                  "SHELF REGISTRATION EVENT" shall have the meaning set forth in
         Section 2(b)(i) hereof.

                  "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Issuers relating to a "shelf" offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, pursuant to the provisions of Section 2(b) hereof which covers all of the Transfer Restricted Securities, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "TAXES" shall have the meaning set forth in the Indenture.

                  "TIA" shall mean the Trust Indenture Act of 1939, as amended.

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                  "TRANSFER RESTRICTED SECURITIES" shall mean each Security and each Private Exchange Security, if issued; PROVIDED, HOWEVER, that each Security or Private Exchange Security, as the case may be, shall cease to be a Transfer Restricted Security when (i) with respect to a Security only, such Security has been exchanged by a person other than a Participating Broker-Dealer in the Exchange Offer for an Exchange Security which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) with respect to a Security only, following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, such Exchange Security is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented,
         (iii) such Security or Private Exchange Security, as the case may be, has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) such Security or Private Exchange Security, as the case may be, is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such Security or Private Exchange Security, as the case may be, shall have been otherwise transferred by the holder thereof and a new security not bearing a legend restricting further transfer shall have been delivered by the Issuers and subsequent disposition of such new security shall not require registration or qualification under the Securities Act or any similar state law then in force, or (vi) such Security or Private Exchange Security, as the case may be, ceases to be outstanding.

                  "TRUSTEE" shall mean the trustee with respect to the Securities under the Indenture.

                  "2001 NOTES" shall mean the U.S. $250,000,000 aggregate principal amount of the Company's 8-5/8% Senior Notes due 2011 issued under the 2001 Notes Indenture (and the guarantees of the Guarantors in respect thereof).

                  "2001 NOTES INDENTURE" shall mean the Indenture, dated as of August 14, 2001, as amended, between the Company and the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, pursuant to which the 2001 Notes were issued.

         2.       REGISTRATION UNDER THE SECURITIES ACT.

         (a) EXCHANGE OFFER. (i) To the extent not prohibited by any applicable law or applicable policy of the SEC, the Issuers shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 120 days after the Issue Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the offer by the Issuers to the Holders and to the

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holders of the 2001 Notes to exchange all of the Securities and 2001 Notes for a like principal amount of Exchange Securities, (B) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 180 days after the Issue Date, (C) use their best efforts to keep such Registration Statement effective until the closing of the Exchange Offer and (D) use their best efforts to commence the Exchange Offer and, on or prior to 240 days after the Issue
Date, issue Exchange Securities in exchange for all Securities properly tendered prior thereto in the Exchange Offer. Upon the effectiveness of the Exchange
Offer Registration Statement, the Issuers shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Securities for Exchange Securities (assuming that such Holder (A) is not an affiliate of the Issuers within the meaning of Rule 405 under the Securities Act or, if such Holder is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) is not a broker-dealer tendering Transfer Restricted Securities acquired directly from the Issuers for its own account, (C) acquired the Exchange Securities in the ordinary course of such Holder's business and (D) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing (within the meaning of the Securities Act) the Exchange Securities) and to transfer such Exchange Securities from and after their receipt without any limitations or restrictions on transfer under the Securities Act and under state securities or blue sky laws.

            (ii)  In connection with the Exchange Offer, the Issuers shall:

            (A) after the effectiveness of the Exchange Offer Registration Statement, mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (B) keep the Exchange Offer open for acceptance for a period of 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "EXCHANGE PERIOD");

            (C) utilize the services of the Depositary for the Exchange Offer;

            (D) permit Holders to withdraw tendered Securities at any time prior to 5:00 p.m. (New York time) on the last Business Day of the Exchange Period by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

            (E) notify each Holder that any Securities not tendered or withdrawn will remain outstanding and continue to accrue interest but will not retain any rights under

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                                       -8-

      this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

            (F) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

      (iii) If, prior to consummation of the Exchange Offer the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Issuers upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "PRIVATE EXCHANGE") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company, guaranteed by the Guarantors, issued pursuant to, and entitled to the benefits of, the Indenture and identical to the Exchange Securities, except that such securities shall bear appropriate transfer restrictions (the "PRIVATE EXCHANGE SECURITIES").

      (iv) The Exchange Securities and the Private Exchange Securities shall be issued under (A) the Indenture or (B) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities shall have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as, and the Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP numbers for the Private Exchange Securities as for the Exchange Securities issued pursuant to the Exchange Offer; provided that the Company shall not have any liability under this Agreement solely as a result of such Private Exchange Securities not having the same CUSIP number as the Exchange Securities.

      (v) The Exchange Offer and the Private Exchange shall not be subject to any conditions other than (A) in the reasonable opinion of counsel to the Company, the Exchange Offer, or Private Exchange, as the case may be, does not violate applicable law or any applicable policy of the SEC, (B) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which, in the judgment of the Issuers, would reasonably be expected to impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange nor shall any material adverse development have occurred in any such action or proceeding with respect to the Issuers, (C) all governmental approvals which the Issuers deem reasonably necessary for the consummation of the Exchange Offer or Private Exchange shall have been obtained and (D) the due tendering of Transfer Restricted Securities in accordance with the terms of the Exchange Offer.

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      (vi) As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Issuers shall:

            (A) accept for exchange all Securities or portions thereof properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange; and

            (B) deliver, or cause to be delivered, to the Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Issuers, and issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, a new Exchange Security or Private Exchange Security, as the case may be, equal in principal amount to the principal amount of the Securities surrendered by such Holder and accepted for exchange.

      (vii) To the extent not prohibited by any law or applicable policy of the SEC, the Issuers shall use their best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. Each Holder of Securities who wishes to exchange such Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (A) such Holder is not an affiliate of any of the Issuers within the meaning of Rule 405 under the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) it is not a broker-dealer tendering Transfer Restricted Securities acquired directly from the Issuers for its own account, (C) any Exchange Securities to be received by it will be acquired in the ordinary course of business and (D) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. Each Participating Broker-Dealer will be required to acknowledge that it will deliver the Prospectus included in the Exchange Offer Registration Statement in connection with the resale of Exchange Securities to the extent it is subject to the prospectus delivery requirements of the SEC. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Securities in the Exchange Offer.

      (viii) Upon consummation of the Exchange Offer in accordance with this
Section 2(a), (A) the provisions of this Agreement shall continue to apply, modified as necessary, solely with respect to Transfer Restricted Securities that are Private Exchange Securities, Exchange Securities held by Participating Broker-Dealers and Transfer Restricted Securities entitled to a Shelf Registration pursuant to the first paragraph of Section 2(b) hereof and (B) the Company shall have no further obligation to register any Transfer Restricted

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Securities other than the registration of Transfer Restricted Securities pursuant to Section 2(b) hereof.

      (b) SHELF REGISTRATION. (i) In the event that (A) filing the Exchange Offer Registration Statement would not be permitted by applicable law or SEC policy, (B) the Exchange Offer is not consummated within 240 days after the Issue Date or (C) any Holder of Securities notifies the Company within 20 Business Days after the commencement of the Exchange Offer that (1) due to a change in applicable law or SEC policy it is not entitled to participate in the Exchange Offer, (2) due to a change in applicable law or SEC policy it may not resell the Exchange Securities to be acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (3) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company or (D) the Holders of a majority of the Securities may not resell the Exchange Securities to be acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws (any of the events specified in (A)-(D) being a "SHELF REGISTRATION EVENT"), then the Issuers shall, at the Company's cost, use their best efforts to file as promptly as practicable after the date of such Shelf Registration Event and, in any event, prior to the later of (1) 240 days after the Issue Date or (2) 30 days after such filing obligation arises, and use their best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 60 days from the date the Shelf Registration Statement was first filed. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not materially misleading.

      (ii) The Issuers agree to use their best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the effective date of the Shelf Registration Statement (subject to extension pursuant to Section 3(i) hereof) (or such shorter period that will terminate when all of the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Transfer Restricted Securities) (the "EFFECTIVENESS PERIOD"). The Issuers shall not permit any securities other than Transfer Restricted Securities to be included in the Shelf Registration. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or

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                                      -11-

by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Transfer Restricted Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

      (c) EXPENSES. The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or 2(b) hereof. Each Holder shall pay all expenses of its counsel (other than as expressly agreed otherwise in this Agreement), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to the Shelf Registration Statement.

      (d) EFFECTIVE REGISTRATION STATEMENT. (i) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Transfer Restricted Securities may legally resume.

      (ii) The Issuers will be deemed not to have used their best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if they voluntarily take any action that would result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period, unless such action (A) is required by applicable law, or (B) is taken by the Issuers in good faith and for valid business reasons (not including the avoidance of the Issuers' obligations hereunder), including a material corporate transaction, so long as the Issuers promptly comply with the requirements of Section 3(i), if applicable; PROVIDED that the foregoing shall not affect the rights of the Holders to receive Additional Interest pursuant to Section 2(e) hereof.

      (iii) During any 365-day period, the Company may suspend the availability of a Shelf Registration Statement and the use of a related Prospectus, as provided in Section 3(i) of this Agreement, for periods up to 45 consecutive days (except for such 45-day period immediately prior to maturity of the Securities), but no more than an aggregate 60 days during any 365-day period, if
(A) any event shall occur as a result of which it shall be necessary, in the good faith determination of the board of directors of the Company, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the

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                                      -12-


circumstances under which they were made, not misleading and (B), so long as the Issuers without unreasonable delay prepare and furnish to each of the Holders of the Transfer Restricted Securities a reasonable number of copies of the supplemented or amended prospectus contemplated by Section 3(i) hereof.

      (e) ADDITIONAL INTEREST. (i) In the event that (A) the applicable Registration Statement is not filed with the SEC on or prior to the date specified herein for such filing, (B) the applicable Registration Statement is not declared effective by the SEC on or prior to the date specified herein for such effectiveness (the "EFFECTIVENESS TARGET DATE"), (C) the Exchange Offer is required to be consummated hereunder and the Issuers fail to consummate the Exchange Offer within 60 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (D) the applicable Registration Statement is filed and declared effective prior to the Effectiveness Target Date but thereafter ceases to be effective or usable during the periods specified herein except in accordance with Section 2(d)(iii) hereof without being immediately succeeded by an additional Registration Statement covering the Transfer Restricted Securities which has been filed and declared effective (each such event referred to in clauses (A) through (D), a "REGISTRATION DEFAULT"), then the Issuers shall pay, jointly and severally, additional interest to each Holder of Transfer Restricted Securities as to which such Registration Default relates ("ADDITIONAL INTEREST"), with respect to the first 90-day period (or portion thereof) while one or more Registration Defaults are continuing immediately following the occurrence of such Registration Default or Registration Defaults, at a rate equal to 0.25% per annum of the principal amount of the Securities. The amount of Additional Interest will increase by an additional 0.25% per annum of the principal amount of the Securities for each subsequent 90-day period (or portion thereof) while one or more Registration Defaults are continuing until all Registration Defaults have been cured, up to an aggregate maximum amount of 1.00% per annum of the principal amount of the Securities. Additional Interest shall be computed based on the actual number of days elapsed during which any such Registration Default exists. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease.

      (ii) The Company shall notify the Trustee within four Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Additional Interest shall be paid in arrears by depositing with the Trustee, in trust, for the benefit of the Holders of Transfer Restricted Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable in arrears on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

      (f) SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers acknowledge that any failure by the Issuers to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under
Section 2(a) and Section 2(b) hereof; PROVIDED, HOWEVER, that without limiting the ability of the Initial Purchasers or any Holder to specifically enforce such obligations, in the case of any terms of this Agreement for which Additional Interest pursuant to Section 2(e) is expressly provided as a remedy for a violation of such terms, such Additional Interest shall be the sole monetary damages for such violation.


      3. REGISTRATION PROCEDURES. In connection with the obligations of the Issuers with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuers shall use their best efforts to:

            (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof. The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for inclusion therein without the Holders being afforded an opportunity to review such documentation a reasonable time prior to the filing of such document or if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

            (b) subject to Section 2(d)(iii), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

            (c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Securities, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Securities is being filed and advising such Holder that the distribution of Transfer Restricted Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Transfer Restricted Securities, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the disposition of the Transfer Restricted Securities; and (iii) subject to Section 3(i) hereof hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in accordance with applicable law in connection with the offering and sale of the Transfer Restricted Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto;

            (d) in the case of a Shelf Registration, use their best efforts to register or qualify, as may be required by applicable law, the Transfer Restricted Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Transfer Restricted Securities covered by a Registration Statement shall reasonably request in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder; PROVIDED, HOWEVER, that the Issuers shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

            (e) in the case of (i) a Shelf Registration or (ii) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(s) hereof, notify each Holder of Transfer Restricted Securities, or such Participating Broker-Dealers, as the case may be, and their counsel, if any, promptly and confirm such notice in writing (if such notice was not originally given in writing) (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) if any of the Issuers receive any notification with respect to the suspension of the qualification of the Transfer Restricted Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise during the Effectiveness Period or the Applicable Period (including as contemplated in Section 2(d)(iii) hereof), as the case may be, which makes any statement of a material fact made in such Registration Statement or the related Prospectus untrue or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

            (f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

            (g) in the case of a Shelf Registration, furnish to counsel for the Holders of Transfer Restricted Securities, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

            (h) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Securities covered by such Shelf Registration to be sold and relating to the subsequent transfer of such Securities; and cause such Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least three Business Days prior to the closing of any sale of Transfer Restricted Securities;

            (i) in the case of (i) a Shelf Registration or (ii) a Participating Broker-Dealer who has notified the Company that it will be utilizing the Prospectus contained in the Exchange Offer Registration Statement, upon the occurrence of any circumstance contemplated by Section 3(e)(B), 3(e)(C), 3(e)(E) or 3(e)(F) hereof, the Issuers shall be deemed to have used their best efforts to keep the applicable Registration Statement effective if the Issuers shall use their best efforts to prepare, file and have declared effective (if applicable) as soon as practicable a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities, such Prospectus at the time of such delivery will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder or Participating Broker-Dealer, as applicable, to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event; and such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Transfer Restricted Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement until such Holder's or Participating Broker-Dealer's, as the case may be, receipt of the copies of the supplemented or amended Prospectus contemplated hereof or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed; PROVIDED, HOWEVER that upon such suspension the period during which such Registration Statement to be maintained effective pursuant to this Agreement shall be extended by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders or Participating Broker-Dealers, as the case may be, (A) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (B) the Advice;

            (j) obtain a CUSIP number for all Exchange Securities or Private Exchange Securities or Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with the Depositary;

            (k) (i) cause the Indenture or the indenture provided in Section 2(a) to be qualified under the TIA in connection with the registration of the Transfer Restricted Securities, (ii) cooperate with the Trustee or any trustee under such indenture and the Holders to effect such changes to the Indenture or such indenture as may be required for the Indenture or such indenture to be so qualified in accordance with the terms of the TIA and
      (iii) execute, and use its best efforts to cause the Trustee or any trustee under such indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture or such indenture to be so qualified in a timely manner;

            (l) in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions as are reasonably requested by the Majority Holders in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration,

                  (i) make such representations and warranties to Holders of such Transfer Restricted Securities and the underwriters (if any) with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested by the Majority Holders;

                  (ii) obtain opinions of counsel to the Company in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Transfer Restricted Securities covered by such Registration Statement, addressed to each selling Holder and the managing underwriters covering the matters customarily covered in opinions requested in underwritten offerings;

                  (iii) obtain "cold comfort" letters and updates thereof from the independent auditors of the Company (and, if necessary, any other independent auditors of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Company and the underwriters (if any) with copies to each of the selling Holders of Transfer Restricted Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such selling Holder and the Underwriters; and

                  (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially identical to those set forth in Section 4 hereof (or such other provisions and procedures acceptable to the Company and the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriters) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such selling Holders and such underwriters). The above shall be done at each closing in respect of the sale of Transfer Restricted Securities, or as and to the extent required thereunder;

            (m) if (i) a Shelf Registration is filed pursuant to Section 2(b) or
      (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to

      Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by one counsel representing the selling Holders of Transfer Restricted Securities and each such person who would be an "underwriter" as a result of either (A) the sale by such person of Securities covered by such Shelf Registration Statement or (B) the sale during the Applicable Period by a Participating Broker-Dealer of Exchange Securities (provided that a Participating Broker-Dealer shall not be deemed to be an underwriter solely as a result of it being required to deliver a prospectus in connection with any resale of Exchange Securities) and any attorney, accountant or other agent retained by any such person (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers (collectively, the "RECORDS") as shall be reasonably necessary to enable them to fulfill their due diligence responsibilities, and cause the officers, directors and employees of the Issuers to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which they notify the Inspectors are confidential shall not be disclosed by the Inspectors to any other Person unless (1) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (2) the disclosure is necessary in connection with any action, suit or proceeding, (3) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (4) the information in such Records has been made generally available to the public. Each such Holder and each such Participating Broker-Dealer and their Inspectors and representatives will be required to agree that all information obtained by it as a result of such inspections shall be kept confidential and shall not be used by any such person as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public or for any purpose except as contemplated hereby. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought under (1) or (2) above, give notice to the Company and allow the Company and its subsidiaries at their own expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

            (n) comply with all applicable rules and regulations of the SEC so long as the provisions of this Agreement are applicable and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

            (o) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Issuers addressed to the Trustee for the benefit of all Holders of Transfer Restricted Securities participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Issuers have duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities, as applicable, and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, constitute a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its respective terms (in each case, with customary exceptions);

            (p) if an Exchange Offer or a Private Exchange is to be consummated, upon proper delivery of Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Securities and on the books of the Trustee, the Note Registrar (as defined in the Indenture) and, if necessary, the Depositary, delivered by such Holders that such Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; but in no event shall such Securities be marked as paid or otherwise satisfied solely as a result of being exchanged for Exchange Securities or Private Exchange Securities in the Exchange Offer or the Private Exchange, as the case may be;

            (q) cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement participating in the disposition of such Transfer Restricted Securities and one counsel acting on behalf of all such sellers in connection with the filings, if any, required to be made with the NASD;

            (r) take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby and to comply with any requirements under applicable Canadian securities laws, rules, regulations and policies ("CANADIAN SECURITIES LAWS") in respect of the registration and exchange of Transfer Restricted Securities under the Registration Statement; and

            (s) in the case of the Exchange Offer Registration Statement (A) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to Merrill Lynch on behalf of the Initial Purchasers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any Participating Broker-Dealer, including a statement that any such Participating Broker-Dealer who receives Exchange Securities for Transfer Restricted Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (B) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (C) subject to Section 3(i), consent hereby to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto in accordance with applicable law, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto, (D) use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities; PROVIDED, HOWEVER, that such period shall terminate on the earlier of 180 days from the date on which the Exchange Offer is declared effective or the date on which all Participating Broker-Dealers and the Initial Purchasers have sold all Exchange Notes held by them (or such later date if extended pursuant to Section 3(i) hereof) (the "APPLICABLE PERIOD"), and (E) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (1) the following provision:

                  "If the exchange offeree is a broker-dealer holding Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Securities pursuant to the Exchange Offer";

      and (2) a statement to the effect that by a broker-dealer executing a transmittal letter or similar documentation containing the provision described in clause (E) (1) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Securities, such broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

            (t) in the case of any Exchange Offer Registration Statement, deliver, upon request, to the Trustee and to Participating Broker-Dealers upon consummation of the

      Exchange Offer (i) an opinion of counsel in a form reasonably satisfactory to the Initial Purchaser, and (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities.

            Each seller of Transfer Restricted Securities as to which any registration is being effected shall be obligated to furnish to the Company such information regarding such seller and the proposed distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time (not to exceed 15 Business Days) after receiving such request and shall be under no obligation to compensate any such seller for any lost income, interest or other opportunity forgone, or any liability incurred, as a result of the Company's decision to exclude such seller.

            4. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Issuers shall jointly and severally indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Transfer Restricted Securities, their respective affiliates, and each Person, if any, who controls any of such parties within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), covering Transfer Restricted Securities or Exchange Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 4(d) below) any such settlement is effected with the prior written consent of the Company; and

            (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel (in addition to any local counsel as may be necessary) chosen as provided in Section 4(c) below) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers, such Holder, such Participating Broker-Dealer or any underwriter with respect to such Initial Purchasers, Holder, Participating Broker-Dealer or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto).

      (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Initial Purchasers, any underwriter and the other selling Holders and each of their respective directors and each Person, if any, who controls any of the Issuers, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever of the kind described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such selling Holder with respect to such Holder expressly for use in the Registration Statement (or any supplement thereto), or any such Prospectus (or any amendment thereto); PROVIDED, HOWEVER, that, in the case of the Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to all the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to all the indemnified parties shall be selected by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel as may be necessary) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is or could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes a full and unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it reasonably considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

      (e) (i) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Issuers and the Holders, as applicable, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Issuers and the Holders; PROVIDED, HOWEVER, that no

Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Issuers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Issuers, on the one hand, and the Holders of Transfer Restricted Securities, the Participating Broker-Dealer or Initial Purchasers, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            (ii) The relative fault of the Issuers, on the one hand, and the Holders of Transfer Restricted Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, or by the Holder of Transfer Restricted Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (iii) Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (iv) The Issuers and the Holders of the Transfer Restricted Securities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
      Section 4.

            (v) For purposes of this Section 4, each affiliate of any Person, if any, who controls a Holder of Transfer Restricted Securities, the Initial Purchasers or a Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such other Person, and each director of the Issuers, each affiliate of the Issuers, each executive officer of the Issuers who signed the Registration Statement, and each Person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

      5. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Issuers shall be under no obligation to compensate any Holder for lost income, interest or other opportunity foregone, or other liability incurred, as a result of the Issuers' decision to exclude such Holder from any underwritten registration if such Holder has not complied with the provisions of this Section 5 in all material respects following 15 Business Days' written notice of non-compliance and the Issuers' decision to exclude such Holder.

      6. SELECTION OF UNDERWRITERS. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that such underwriters and managers must be reasonably satisfactory to the Company.

      6A. AGENT FOR SERVICE AND WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Issuers (i) acknowledge that they have designated and appointed CT (and any successor entity thereto), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that CT has accepted such designation,
(ii) submit to the jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon CT and written notice of said service to an Issuer in accordance with Section 7(e) shall be deemed effective service of process upon an Issuer in any such suit or proceeding. The Issuers further agree to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as any of the Notes shall be outstanding; PROVIDED, HOWEVER, that the Issuers may, by written notice to the Initial Purchasers, designate such additional or alternative agent for service of process under this Section 6A that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York and (ii) is either (x) counsel for the Issuers or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York.

      7.  MISCELLANEOUS.

      (a) REPORTING REQUIREMENT. So long as any of the Transfer Restricted Securities are outstanding, the Issuers will comply with the provisions of
Section 4.02 of the Indenture.

      (b) NO PROSPECTUS IN CANADA. For greater certainty, the parties hereto acknowledge that nothing contained in this Agreement shall be construed as requiring the Issuers to file a prospectus or other offering document in Canada in respect of the Exchange Offer or a Shelf Registration or to entitle Holders of Transfer Restricted Securities resident in Canada to obtain, upon the Exchange Offer or a Shelf Registration, securities which are "free trading" in Canada under applicable Canadian Securities Laws.

      (c) NO INCONSISTENT AGREEMENTS. The rights granted to the Holders hereunder do not, and will not for the term of this Agreement in any way conflict with and are not, and will not during the term of this Agreement be inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any other agreements entered into by the Issuers.

      (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Issuers and the Majority Holders; PROVIDED, HOWEVER, that no amendment, modification, or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Transfer Restricted Securities or the Issuers unless consented to in writing by such Holder of Transfer Restricted Securities or the Issuers, as the case may be.

      (e) NOTICES. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (A) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(e), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (B) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(e), and to CT as contemplated by Section 6A hereof.

            (ii) All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

            (iii) Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

      (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Company and the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

      (g) THIRD PARTY BENEFICIARY. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

      (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (j) APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (k) SUBMISSION TO JURISDICTION. EACH OF THE ISSUERS AND HOLDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH ISSUER AND HOLDERS AT THE ADDRESS SPECIFIED ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH ISSUER OR HOLDER FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE ISSUERS AND HOLDERS IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY

OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION SUCH ISSUER OR HOLDER IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT.

      (l) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (m) SECURITIES HELD BY THE COMPANY OR ANY OF ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (n) GUARANTORS. So long as any Transfer Restricted Securities remain outstanding, the Company shall cause each of its subsidiaries that becomes a guarantor of the Securities under the Indenture to execute and deliver a counterpart to this Agreement which subjects all such subsidiaries to the provision of this Agreement as the Guarantors. Each of the Guarantors joins the Company in all of its undertakings hereunder to effect or cause the be effected the Exchange Offer for the Exchange Securities (performance of which undertakings which will be guaranteed by each of the Guarantors with terms identical to such Guarantors' guaranty of the Securities) and to file any Shelf Registration Statement required hereunder.

      (o) TAXES. All payments made by the Issuers under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Issuer is required to withheld or deduct Taxes by law or by the interpretation or administration of the law. If the Issuers are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Issuers will pay such Additional Amounts as may be necessary so that the net amount received by each holder of the Securities, including Additional Amounts, after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a holder of
Securities:

      (1) with whom any of the Issuers do not deal at arm's length, within the meaning of the INCOME TAX ACT (Canada), at the time of making such payment;

      (2) who is subject to Taxes in question by reason of its being connected with the jurisdiction imposing such Taxes otherwise than by the mere acquisition or holding of the Securities or the receipt of payments thereunder or the enforcement of its rights thereunder; or

      (3) who, where the Taxes in question are imposed by Canada or any other province or territory thereunder, is subject to such Tax because the holder is or is deemed to be resident in Canada or uses or holds or is deemed or considered to use or hold the Securities in carrying on business in Canada for purposes of the INCOME TAX ACT (Canada).

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   NORSKE SKOG CANADA LIMITED




                                   By:  /s/ Ralph Leverton
                                        ------------------------------------
                                        Name:  Ralph Leverton
                                        Title: Vice President Finance and
                                               Chief Financial Officer

                                   THE GUARANTORS:

                                   ELK FALLS PULP AND PAPER LIMITED


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: President


                                   NORSKE SKOG CANADA (JAPAN) LTD.


                                   By:  /s/ James E. Armitage
                                        ------------------------------------
                                        Name:  James E. Armitage
                                        Title: Director


                                   NORSKE SKOG CANADA FINANCE LIMITED


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   NORSKE SKOG CANADA PULP OPERATIONS LIMITED


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   NORSKE SKOG CANADA PULP SALES INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer

                                   NORSKE SKOG CANADA SALES INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   NORSKE SKOG CANADA SERVICES (HUNGARY)
                                   LIMITED LIABILITY COMPANY

                                   By:  /s/ Pat Sakai
                                        ------------------------------------
                                        Name:  Pat Sakai
                                        Title:


                                   NORSKE SKOG CANADA (USA) INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   NSCL HOLDINGS INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   PACIFICA PAPERS SALES LTD.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   PACIFICA PAPERS SALES INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer

                                   PACIFICA POPLARS LTD.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: President


                                   PACIFICA POPLARS INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   PACIFICA PAPERS US INC.


                                   By:  /s/ Peter Staiger
                                        ------------------------------------
                                        Name:  Peter Staiger
                                        Title: Treasurer


                                   NORSKECANADA



                                   by its managing general partner,
                                   Norske Skog Canada Limited


                                   By:  /s/ Ralph Leverton
                                        ------------------------------------
                                        Name:  Ralph Leverton
                                        Title: Vice President Finance and
                                               Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
RBC DOMINION SECURITIES CORPORATION
SCOTIA CAPITAL (USA) INC.
CIBC WORLD MARKETS CORP.
BMO NESBITT BURNS CORP.
HSBC SECURITIES (USA) INC.
TD SECURITIES (USA) INC.





For themselves and as Representatives of the other Initial Purchasers named above.

BY:   MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  /s/ David Tuulin
     ------------------------------------
     Name:  David Tuulin
     Title: